                                                                    EXHIBIT 4.16

                                  $50,000,000                    EXECUTION COPY


                       NATIONAL EQUIPMENT SERVICES, INC.


               10% SENIOR SUBORDINATED NOTES DUE 2004, SERIES C


                              PURCHASE AGREEMENT
                              ------------------


                                                                 January 5, 1999

Salomon Smith Barney Inc.
First Union Capital Markets Corp.
 c/o  Salomon Smith Barney Inc.
      388 Greenwich Street
      New York, New York 10013

Ladies and Gentlemen:

          National Equipment Services, Inc., a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue
--------
and sell to you, as the initial purchasers (the "Initial Purchasers"),
                                                 ------------------
$50,000,000 in aggregate principal amount of its 10% Senior Subordinated Notes due 2004, Series C (the "Senior Subordinated Notes"). The Senior Subordinated
                         -------------------------
Notes will (i) have the terms and provisions which are summarized in the Offering Memorandum (as defined herein), (ii) be in the forms specified by the Initial Purchasers pursuant to Section 3 hereof, and (iii) be issued pursuant to the provisions of an Indenture, dated as of December 11, 1998 (the "Indenture"),
                                                                    ---------
among the Company, each of the subsidiaries of the Company noted on Schedule I hereto (the "Subsidiary Guarantors") and Harris Trust and Savings Bank, as
             ---------------------
trustee (the "Trustee").  The Senior Subordinated Notes will be guaranteed on a
              -------
senior subordinated basis by the Subsidiary Guarantors pursuant to their guarantee (the "Subsidiary Guarantees").
                ---------------------

          The Company and the Subsidiary Guarantors wish to confirm as follows their agreement with the Initial Purchasers in connection with the purchase and resale of the Senior Subordinated Notes.

          1. Offering Memorandum. The Senior Subordinated Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption
                                         ---
pursuant to Section 4(2) under the Act. The Company has prepared an offering memorandum, dated January 5, 1999, (the "Offering Memorandum"), setting forth
                                         -------------------
information regarding the Company, the Senior Subordinated Notes and the Exchange Notes (as defined herein). Any references herein to the Offering Memorandum shall be deemed to include all amendments and supplements thereto, if any. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offering and resale of the Senior Subordinated Notes by the Initial Purchasers.

          The Company understands that the Initial Purchasers propose to make offers and sales (the "Exempt Resales") of the Senior Subordinated Notes
                       --------------
purchased by the Initial Purchasers hereunder only on the terms and in the manner set forth in the Offering Memorandum, and Section 2 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, solely to persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A
                       ------------------------------
under the Act, as such rule may be amended from time to time ("Rule 144A"), in
                                                               ---- ----
transactions under Rule 144A. Such Qualified Institutional Buyers are being referred to herein as "Eligible Purchasers."
                       -------------------

          It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Senior Subordinated Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          It is also understood and acknowledged that holders (including subsequent transferees) of the Senior Subordinated Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date (as defined
------------------------------
herein), in substantially the form of Exhibit A hereto, for so long as such Senior Subordinated Notes constitute "Transfer Restricted

Securities" (as defined in the Registration Rights Agreement) and subject to the other terms of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth
                          ----------
therein, (i) a registration statement on the appropriate form under the Act relating to the Company's 10% Senior Subordinated Notes due 2004, Series D (the "Exchange Notes") to be offered in exchange for the Senior Subordinated Notes
 --------------
(the "Registered Exchange Offer") and (ii) under certain limited circumstances,
      -------------------------
a shelf registration statement pursuant to Rule 415 under the Act relating to the resale by certain holders of the Senior Subordinated Notes, and to use its commercially reasonable best efforts to cause such registration statements to be declared effective. As used herein, the Senior Subordinated Notes and the Exchange Notes are hereinafter referred to collectively as the "Notes." This
                                                                -----
Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents."
                                 -------------------

          Capitalized terms used herein without definition have the respective meanings specified therefor in the Indenture or the Offering Memorandum.

          2. Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Subsidiary Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 95.500% of the principal amount thereof, plus accrued interest from December 11, 1998, the principal amount of Senior Subordinated Notes set forth opposite the name of such Initial Purchaser in
Schedule II hereto.

          (b) The Initial Purchasers have advised the Company that they propose to offer the Senior Subordinated Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each Initial Purchaser hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser (i) is purchasing the Senior Subordinated Notes pursuant to a private sale exempt from registration under the Act, (ii) will not solicit offers for, or offer or sell, the Senior Subordinated Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and (iii) will solicit offers for the Senior Subordinated Notes only from, and will offer, sell or deliver the Senior Subordinated Notes as part of their initial offering, only to persons whom the Initial Purchasers reasonably believe to be QIBs, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A. The Initial Purchasers have advised the Company that they will offer the Senior Subordinated Notes to Eligible Purchasers at a price initially equal to 98.000% of the principal amount thereof, plus accrued interest from December 11, 1998. Such price may be changed by the Initial Purchasers at any time thereafter without notice.

          The Initial Purchasers understand that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

          3. Delivery of the Senior Subordinated Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Senior Subordinated Notes shall be made at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 at 10:00 A.M., New York City time, on January 8, 1999 (the "Closing Date"). The place of closing for the Senior Subordinated
           ------------
Notes
and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

          The Senior Subordinated Notes will be delivered to the Initial Purchasers against payment of the purchase price therefor in immediately available funds. The Senior Subordinated Notes will be evidenced by one or more global securities in definitive form (the "Global Note"), and will be registered
                                           -----------
in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC").
                                                                       ---
The Senior Subordinated Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

          4. Agreements of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors, jointly and severally, agree with the Initial Purchasers as follows:

          (a) To advise the Initial Purchasers promptly and, if requested by them, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any material change in the Company's condition (financial or other), business, properties, net worth or results of operations, or of the happening of any event which makes any statement made in the Offering Memorandum (as then amended or supplemented) untrue in any material respect or which requires the making of any additions to or changes in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein not misleading, or of the necessity to amend or supplement the Offering Memorandum (as then amended or supplemented) to comply with any law.

          (b) To furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

          (c) Not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

          (d) The Company consents to the use of the Offering Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Senior Subordinated Notes are offered by the Initial Purchasers and by all dealers to whom Senior Subordinated Notes may be sold, in connection with the offering and sale of the Senior Subordinated Notes.

          (e) If, at any time prior to completion of the distribution of the Senior Subordinated Notes by the Initial Purchasers to Eligible Purchasers, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Initial Purchasers should be set forth in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

          (f) To cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Senior Subordinated Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Senior Subordinated Notes, in any jurisdiction where it is not now so subject.

          (g) So long as any of the Senior Subordinated Notes are outstanding, the Company will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with any stock exchange or regulatory body and (ii) from time to time such other publicly available information concerning the Company as the Initial Purchasers may reasonably request.

          (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by the Initial Purchasers terminating this Agreement pursuant to Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company or the Subsidiary Guarantors to comply with the terms or fulfill any of the conditions of this Agreement, the Company and the Subsidiary Guarantors agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including reasonable fees and expenses of their counsel) reasonably incurred by them in connection herewith, but without any further obligation on the part of the Company or the Subsidiary Guarantors for loss of profits or otherwise.

          (i) To apply the net proceeds from the sale of the Senior Subordinated Notes to be sold by the Company hereunder substantially in accordance with the description set forth in the Offering Memorandum.

          (j) Without the prior consent of the Initial Purchasers, prior to the expiration of 180 days after the date of the Offering Memorandum neither the Company nor the Subsidiary Guarantors will offer, sell, contract to sell or otherwise dispose of any fixed income obligation substantially similar to the Senior Subordinated Notes and having a maturity of more than one year (other than borrowings under the Credit Facility).

          (k) Except as stated in this Agreement and in the Offering Memorandum neither the Company nor the Subsidiary Guarantors have taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the price of the Senior Subordinated Notes to
      ------------
     facilitate the sale or resale of the Senior Subordinated Notes. Neither the Company nor the Subsidiary Guarantors will distribute any offering material in connection with the Exempt Resales in violation of the Act.

          (l) To use their respective commercially reasonable best efforts to cause the Senior Subordinated Notes to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities
                                                      ------
     in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Senior Subordinated Notes to be eligible for clearance and settlement through DTC.

          (m) From and after the Closing Date, so long as any of the Senior Subordinated Notes are outstanding and are "Restricted Securities" within the meaning of the Rule 144(a)(3) under the Act or, if earlier, until two years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of the Senior Subordinated Notes and prospective purchasers of Senior Subordinated Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Senior Subordinated Notes.

          (n) The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

          (o) Not to sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Senior Subordinated Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Senior Subordinated Notes.

          (p) To comply, in all material respects, to the extent applicable, with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Senior Subordinated Notes by DTC for "book entry" transfer.

          (q) Concurrently with any registration of the Senior Subordinated Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the Trust Indenture Act of 1939 (the "1939 Act") and any necessary supplemental
                                 --------
     indentures will be entered into in connection therewith.

          (r) Not to voluntarily claim, and will resist actively all attempts to claim, the benefit of any usury laws against holders of the Senior Subordinated Notes.

          (s) To do and perform all things reasonably required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Senior Subordinated Notes.


          5. Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that:

(a) The Offering Memorandum with respect to the Senior Subordinated Notes has been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or the Subsidiary Guarantors, is overtly contemplated.

          (b) The Offering Memorandum as of its date and as of the Closing Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

          (c) The Indenture has been duly and validly authorized by the Company and the Subsidiary Guarantors and, upon its execution, delivery and performance by the Company and the Subsidiary Guarantors and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and subject to the applicability of general principles of equity and conforms in all material respects to the description thereof in the Offering Memorandum; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Senior Subordinated Notes contemplated hereby or in connection with the Exempt Resales.

          (d) The Senior Subordinated Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and the description of the Senior Subordinated Notes in the Offering Memorandum will conform in all material respects to the Senior Subordinated Notes.

          (e) The Subsidiary Guarantees to be endorsed on the Senior Subordinated Notes have been duly authorized by the Subsidiary Guarantors and, when executed by the Subsidiary Guarantors and when the Senior Subordinated Notes are issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, such Subsidiary Guarantees will have been validly issued and delivered and will constitute valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and the description of such Subsidiary Guarantees in the Offering Memorandum will conform in all material respects to such Subsidiary Guarantees.

          (f) The Exchange Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee and delivered in accordance with the Registered Exchange Offer and the Indenture, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and the description of the Exchange Notes in the Offering Memorandum will conform in all material respects to the Exchange Notes.

          (g) The Subsidiary Guarantees to be endorsed on the Exchange Notes have been duly authorized by the Subsidiary Guarantors and, when executed by the Subsidiary Guarantors and when the Exchange Notes are issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, such Subsidiary Guarantees will have been validly issued and delivered and will constitute valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and the description of such Subsidiary Guarantees in the Offering Memorandum will conform in all material respects to such Subsidiary Guarantees.

          (h) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; the authorized capital stock of the Company conforms to the description thereof in the Offering Memorandum.

          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse
                                                                ----------------
     Effect").
     ------

          (j) All the Company's subsidiaries (as defined in the Act) are referred to herein individually as a "Subsidiary" and collectively as the
                                           ----------
     "Subsidiaries."  Each Subsidiary is a corporation duly organized, validly
     -------------
     existing and in good standing in the jurisdiction of its incorporation (except Carl's Mid South Rent-All Center Incorporated is not in good standing in its jurisdiction of incorporation), with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except pursuant to and otherwise permitted by the Credit Facility as described in the Offering Memorandum.

          (k) Schedule III hereto lists the only jurisdictions or places where the nature of the properties or the conduct of the businesses of the Company and the Subsidiary Guarantors requires the Company and the Subsidiary Guarantors to be duly registered, qualified and in good standing, except where the failure to so register, qualify or be in good standing would not have a Material Adverse Effect.

          (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Subsidiary Guarantors, overtly threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or to which any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Senior Subordinated Notes or the consummation of the transactions contemplated by this Agreement. There are no material agreements, contracts, indentures or leases that should be properly described or disclosed in a summary fashion in the Offering Memorandum that are not so described or disclosed. Neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of employees, and, to the Company's and the Subsidiary Guarantors' knowledge, no such action or dispute is overtly threatened.

          (m) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries except where any such violation or violations in the aggregate would not have a Material Adverse Effect or (ii) in default in any respect in the perfor mance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as may be disclosed in the Offering Memorandum or where any such default or defaults in the aggregate would not have a Material Adverse Effect.

          (n) None of the issuance, offer, sale or delivery of the Senior Subordinated Notes, the execution, delivery or performance of this Agreement or the Indenture or the Registration Rights Agreement by the Company or the Subsidiary Guarantors or the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Act of the Senior Subordinated Notes in accordance with the Registration Rights Agreement, qualification of the Indenture under the 1939 Act and compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiary Guarantors or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiary Guarantors is a party or by which any of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiary Guarantors or any of their respective properties, or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiary Guarantors pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (o) The accountants, PricewaterhouseCoopers LLP, Price Waterhouse LLP, Lawrence, Blackburn Meek Maxey & Co. P.C., Albin, Randall & Bennett, Coopers & Lybrand L.L.P., KPMG Peat Marwick L.L.P and Wolf & Company, P.C., who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), are, to the Company's knowledge, independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings.

          (p) The financial statements (historical and pro forma), together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the assumptions used in preparing the pro forma financial information and related notes and schedules included in the Offering Memorandum are reasonable; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company.

          (q) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

          (r) Each of the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by each Subsidiary Guarantor of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by each Subsidiary Guarantor, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by each Subsidiary Guarantor and constitute the valid and legally binding agreements of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

          (s) Except as disclosed in the Offering Memorandum (or any amendment or supplement thereto), subsequent to the date as of which such information is given in the Offering Memorandum (or any amendment or supplement thereto), neither the Company nor any of the

     Subsidiaries has incurred any liability or obligation, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the financial condition, business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

          (t) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except pursuant to and otherwise permitted by the Credit Facility as described in a summary fashion in the Offering Memorandum; and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

          (u) Neither the Company nor the Subsidiary Guarantors have distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Senior Subordinated Notes, will not distribute any offering material in violation of the Act in connection with the offering and sale of the Senior Subordinated Notes.

          (v) Each of the Company and the Subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are
                                                                -------
     necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Offering Memorandum, except to the extent that the failure to have such Permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed in all material respects, all their respective material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination would not have a Material Adverse Effect; and, except as described in the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

          (w) The Company and the Subsidiary Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) Neither the Company nor any of the Subsidiaries nor, to the Company's or the Subsidiary Guarantors' knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would have a Material Adverse Effect.

          (y) Except as disclosed in the Offering Memorandum, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not have a Material Adverse Effect and except for the payment of any amounts that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established.

          (z) No holder of any security of the Company has any right to request or demand registration of shares of Common Stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement, except as have been waived.

          (aa) The Company and each of the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by any of them or necessary for the conduct of their respective businesses, and neither the Company nor the Subsidiary Guarantors are aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing, except for such claims or challenges that would not individually or in the aggregate be reasonably expected to result in a Material Adverse Effect.

          (bb) The Company is not and, upon sale of the Senior Subordinated Notes to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (cc) When the Senior Subordinated Notes are issued and delivered pursuant to this Agreement, such Senior Subordinated Notes will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

          (dd) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy, any security (as defined in the Act) which is or properly would be integrated with the offering and sale of the Senior Subordinated Notes in a manner that would require the registration of the Senior Subordinated Notes under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Senior Subordinated Notes.

          (ee) Assuming (i) that the representations and warranties in Section 2(b) hereof are true, (ii) the Initial Purchasers comply with the covenants set forth in Section 2(b) hereof and (iii) that each person to whom the Initial Purchasers offer, sell or deliver the Senior Subordinated Notes is a QIB, the purchase and sale of the Senior Subordinated Notes pursuant hereto (including the Initial Purchasers' proposed offering of the Senior Subordinated Notes on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) is exempt from the registration requirements of the Act.

          (ff) The Company and each of its Subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA")
                                                                         -----
     and the regulations and published interpretations thereunder with respect to each "plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company and its Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (gg) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Senior Subordinated Notes to the Initial Purchasers or by the Initial Purchasers to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). The representation made by the Company and the Subsidiary
      ----
     Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

          (hh) (i) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; (ii) all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and (iv) there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

          (ii) The Company and each of its Subsidiaries (i) are and at all times have been, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have
                                             ------------------
     received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, or any similar state statute.

          (jj) In connection with its acquisition of businesses, the Company typically conducts a review of the effect of Environmental Laws on the business, operations and properties of the acquired businesses, in the course of which it identifies and evaluates associated costs and liabilities

     (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

          6. Indemnification and Contribution. (a) The Company and the Subsidiary Guarantors agree jointly and severally to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Initial Purchaser furnished in writing to the Company by or on behalf of such Initial Purchaser expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company or the Subsidiary Guarantors may otherwise have.

          (b) If any action, suit or proceeding shall be brought against an Initial Purchaser or any person controlling such Initial Purchaser in respect of which indemnity may be sought against the Company or the Subsidiary Guarantors, the Initial Purchaser or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Initial Purchaser or such controlling person and the indemnifying parties and the Initial Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchaser or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to one separate firm of attorneys per jurisdiction acting as local counsel) at any time for the Initial Purchasers and controlling persons not having actual or potential differing interests with the Initial Purchasers or among themselves, which firm shall be designated in writing by Salomon Smith Barney Inc., and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there shall be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchasers, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Subsidiary Guarantors, and their respective directors and officers, and any person who controls the Company or any Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company and the Subsidiary Guarantors to the Initial Purchasers set forth in paragraph (a) hereof, but only with respect to information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser expressly for use in the Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company or the Subsidiary Guarantors, any of their respective directors or officers, or any such controlling person based on the Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchasers pursuant to this paragraph (c), the Initial Purchasers shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Initial Purchasers shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchasers' expense), and the Company and the Subsidiary Guarantors, their respective directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchasers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchasers may otherwise have.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Senior Subordinated Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors on the one hand or by the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price of the Senior Subordinated Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 6 shall be paid on a monthly basis, by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Subsidiary Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchasers or any person controlling the Initial Purchasers, the Company, any Subsidiary Guarantor, their respective directors or officers or any person controlling the Company or any Subsidiary Guarantor, (ii) acceptance of any Senior Subordinated Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to an Initial Purchaser or any person controlling such Initial Purchaser, or to the Company, any Subsidiary Guarantor, their respective directors or officers or any person controlling the Company or any Subsidiary Guarantor, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

          (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.


          7. Conditions of the Initial Purchasers' Obligation. The obligations of the Initial Purchasers to purchase the Senior Subordinated Notes hereunder are subject to the following conditions:

          (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company or the Subsidiary Guarantors, be overtly contemplated. No stop order suspending the sale of the Senior Subordinated Notes in any jurisdiction designated by the Initial Purchasers shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company or the Subsidiary Guarantors, shall be contemplated.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the financial condition, business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchasers, would materially adversely affect the market for the Senior Subordinated Notes, or
(ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Offering Memorandum untrue in any material respect or which, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchasers, materially adversely affect the market for the Senior Subordinated Notes.

          (c) The Initial Purchasers shall have received on the Closing Date an opinion of Kirkland & Ellis, counsel for the Company, dated the Closing Date and addressed to the Initial Purchasers, in substantially the form of Exhibit B hereto.

          (d) The Initial Purchasers shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Initial Purchasers, dated the Closing Date, and addressed to the Initial Purchasers, with respect to the Offering Memorandum and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such certificates, documents and information as they may reasonably request to enable them to pass upon such matters.

          (e) The Initial Purchasers shall have received letters addressed to the Initial Purchasers, and dated the date hereof and the Closing Date, from PricewaterhouseCoopers LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchasers.

          (f)(i) There shall not have been any change in the capital stock of the Company and the Subsidiary Guarantors nor any material increase in the short-term or long-term debt of the Company and the Subsidiary Guarantors (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum (or any amendment or supplement thereto), except as may otherwise be stated in the Offering Memorandum (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchasers shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company and the Subsidiary Guarantors (or such other officers as are acceptable to the Initial Purchasers), to the effect set forth in this Section 7(f) and in Section 7(g) and 7(l) hereof.

          (g) The Company and the Subsidiary Guarantors shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

          (h) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrad ing its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

          (i) The Senior Subordinated Notes shall have been approved for trading on PORTAL.

          (k) The Company shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have requested.

          (l) Carl's Mid South Rent-All Center Incorporated shall be in good standing in its jurisdiction of incorporation, or the Company shall represent to the Initial Purchasers that Carl's Mid South Rent-All Center Incorporated is not a material subsidiary of the Company.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

          8. Expenses. The Company and the Subsidiary Guarantors agree to pay the following costs and expenses and all other costs and expenses incurred by them incident to the performance by them of any of their obligations hereunder:
(i) the preparation, printing and reproduction of the Offering Memorandum (including, without limitation, financial statements thereto), and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum and all amendments or supplements thereto as may be reasonably requested for use in connection with the offering and sale of the Senior Subordinated Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Senior Subordinated Notes, including any stamp taxes in connection with the original issuance and sale of the Senior Subordinated Notes; (iv) the printing (or reproduction) and delivery of this Agreement and the Blue Sky Memorandum; (v) the application for quotation of the Senior Subordinated Notes on the PORTAL Market; (vi) the qualification of the Senior Subordinated Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such qualification), provided that the fees referred to in this clause (vi) shall not exceed $10,000;
(vii) the performance by the Company and the Subsidiary Guarantors of their obligations under the Registration Rights Agreement; (viii) fees and expenses of the Trustee and its counsel; (ix) the transportation and other expenses, if any, incurred by or on behalf of the Company representatives in connection with presentations to prospective purchasers of the Senior Subordinated Notes; and
(x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel, if any) for the Company. The Company and the Subsidiary Guarantors hereby agree that they will pay in full on the Closing Date the fees and expenses referred to in clause (vi) of this
Section 8 by delivering to counsel for the Initial Purchasers on such date a check payable to such counsel in the requisite amount.

          9. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto.

          10. Termination of Agreement. (a) This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, without liability on the part of the Initial Purchasers to the Company or the Subsidiary Guarantors, by notice to the Company, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared, or (iii) there shall have occurred any outbreak or escalation of hostilities involving the United States or other domestic, foreign or international calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Initial Purchasers, impracticable or inadvisable to commence or continue the offering of the Senior Subordinated Notes on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Senior Subordinated Notes by the Initial Purchasers. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          (b) If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Senior Subordinated Notes which it or they have agreed to purchase hereunder on such date and the amount of Senior Subordinated Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total amount of Senior Subordinated Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the aggregate principal amount of such securities set forth opposite its name in Schedule II bears to the total amount of such Senior Subordinated Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as the Initial Purchasers may specify, to purchase the securities which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of such securities which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such aggregate amount of such Senior Subordinated Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase such Senior Subordinated Notes and the aggregate amount of Senior Subordinated Notes with respect to which such default occurs is more than one-tenth of the total amount of Senior Subordinated Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

          11. Information Furnished by the Initial Purchasers. The statements set forth in the fifth and last paragraph of the cover page of the Offering Memorandum and the last paragraph on the inside cover page of the Offering Memorandum and the second sentence of the fourth paragraph under the caption "Plan of Distribution" in the Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 5(b) and 6 hereof.

          12. Miscellaneous. Except as otherwise provided in Sections 4 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 1800 Sherman Avenue, Evanston, Illinois 60201, Attention: Chief Financial Officer with a copy, which shall not constitute notice, to Kirkland & Ellis, 200 East Randolph Street, Chicago, Illinois 60601, Attention: H. Kurt von Moltke, or (ii) if to the Initial Purchasers, addressed to Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, Attention: Manager, Investment Banking Division, with a copy to Latham & Watkins, 885 Third Avenue, New York, NY 10022, Attention: Beth Neckman.

          This Agreement has been and is made solely for the benefit of the Initial Purchasers, the Company, the Subsidiary Guarantors and their respective directors, officers and controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchasers of any of the Senior Subordinated Notes in his status as such purchaser.

          13. Applicable Law; Counterparts This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York and without regard to the conflicts of law principles thereof.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                           [signature page follows]

          Please confirm that the foregoing correctly sets forth the agreement between the Company, the Subsidiary Guarantors and the Initial Purchasers.

                                    Very truly yours,



                                    National Equipment Services, Inc.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President


                                    Albany Ladder Company, Inc.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President


                                    BAT Acquisition Corp.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President


                                    NES Acquisition Corp.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President



                                    NES East Acquisition Corp.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President

                                    NES Michigan Acquisition Corp.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President


                                    Falconite, Inc.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President


                                    Carl's Mid South Rent-All Center
                                    Incorporated



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President


                                    Falconite Aviation, Inc.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President


                                    Falconite Equipment, Inc.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President

                                    Falconite Rebuild Center, Inc.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President


                                    M&M Properties, Inc.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                        Name:  Paul R. Ingersoll
                                        Title: Vice President


                                    McCurry & Falconite Equipment Co., Inc.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President


                                    Rebel Studio Rentals, Inc.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President


                                    Shaughnessy Crane Service, Inc.



                                    By:/s/ Paul R. Ingersoll
                                       ---------------------
                                       Name:   Paul R. Ingersoll
                                       Title:  Vice President

Confirmed as of the date first
above mentioned.

Salomon Smith Barney Inc.



By:/s/ Steven J. Pearlman
   ----------------------
   Name:    Steven J. Pearlman
   Title:   Managing Director


First Union Capital Markets Corp., a division of Wheat First Securities, Inc.



By:/s/ John J. Braden
   ----------------------
   Name:    John J. Braden
   Title:   Managing Director

                                  SCHEDULE I

                             SUBSIDIARY GUARANTORS
                             ---------------------

Albany Ladder Company, Inc.
BAT Acquisition Corp.
NES Acquisition Corp.
NES East Acquisition Corp.
NES Michigan Acquisition Corp.
Falconite, Inc.
Carl's Mid South Rent-All Center Incorporated
Falconite Aviation, Inc.
Falconite Equipment, Inc.
Falconite Rebuild Center, Inc.
M&M Properties, Inc.
McCurry & Falconite Equipment Co., Inc.
Rebel Studio Rentals, Inc.
Shaughnessy Crane Service, Inc.

                                  SCHEDULE II


                                                    PRINCIPAL AMOUNT OF
                                                 SENIOR SUBORDINATED NOTES
INITIAL PURCHASERS                                    TO BE PURCHASED
------------------                               -------------------------

Salomon Smith Barney Inc......................               $35,000,000

First Union Capital Markets Corp.,                           $15,000,000
a division of Wheat First Securities, Inc.....               -----------

      Total...................................               $50,000,000
                                                             ===========

                                 SCHEDULE III

                 Jurisdictions Where Qualified to Do Business

NAME OF ENTITY                       STATE OF INCORPORATION   STATES OF FOREIGN QUALIFICATION
-----------------------------------  ----------------------  ---------------------------------
National Equipment Services, Inc.    Delaware                Illinois
Albany Ladder Company, Inc.          New York                Connecticut, Massachusetts, New
                                                             Hampshire, Pennsylvania and
                                                             Vermont
BAT Acquisition Corp.                Delaware                Nevada
NES Acquisition Corp.                Delaware                Alabama, Louisiana and Texas
NES East Acquisition Corp.           Delaware                Alabama, Connecticut, Georgia,
                                                             Louisiana, Maine, Massachusetts,
                                                             New York, New Hampshire,
                                                             Pennsylvania, Vermont and
                                                             Virginia
NES Michigan Acquisition Corp.       Delaware                Michigan
Falconite, Inc.                      Illinois                Kentucky
Carl's Mid South Rent-All Center     Tennessee               none
 Incorporated
Falconite Aviation, Inc.             Delaware                none
Falconite Equipment, Inc.            Illinois                Indiana, Kentucky, Michigan,
                                                             Missouri, Ohio and Tennessee
Falconite Rebuild Center, Inc.       Kentucky                none
M&M Properties, Inc.                 Alabama                 Florida, Georgia, Louisiana and
                                                             Mississippi
McCurry & Falconite Equipment        Alabama                 none
 Co., Inc.
Rebel Studio Rentals, Inc.           California              none
Shaughnessy Crane Service, Inc.      Massachusetts           New Hampshire, New Jersey and
                                                             Rhode Island

                                   Exhibit A
                                   ---------


                     Form of Registration Rights Agreement

                                   Exhibit B
                                   ---------


                      Form of Opinion of Kirkland & Ellis